Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Dunkin’ Brands Group, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-183190) filed on August 9, 2012, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$75,591
FINRA filing fee	225,500
Printing and engraving expenses	75,000
Legal fees and expenses	250,000
Accounting fees and expenses	220,000
Transfer Agent and Registrar fees	10,000
Miscellaneous	43,909
Total	$900,000